CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust

We consent to:


1) the use of our report dated October 10, 1997 for Evergreen Florida Municipal Bond Fund incorporated by reference herein;

2) the use of our report dated May 2, 1997 for Keystone Florida Tax Free Fund incorporated by reference herein; and

3)       the reference to our firm under the caption "FINANCIAL
         STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
November 11, 1997



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